UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011 (December 9, 2011)

American Realty Capital Trust III, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-170298	27-3515929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Dollar General Store- Birmingham, AL

On December 7, 2011, the board of directors of American Realty Capital Trust III, Inc. (the “Company”) ratified the Company’s entry, through its sponsor, American Realty Capital II, LLC, into a purchase and sale agreement with Tarrant GD, LLC on October 4, 2011 to acquire a fee-simple interest in one free standing Dollar General store located in Birmingham, Alabama. The Company’s obligation to close upon the acquisition was subject to the satisfactory completion of a due diligence review of the property and other customary conditions to closing, which was completed on December 9, 2011.  The Company acquired the property on December 12, 2011.

A description of the acquisition and the property is included in Item 2.01 — Completion of Acquisition or Disposition of Assets, and is incorporated herein by reference in its entirety.

General Service Administration – Social Security Administration Building

On December 7, 2011, the board of directors of the Company ratified the Company’s entry, through its sponsor, into a purchase and sale agreement with Hoover Property Management #1, LLC on November 2, 2011 to acquire a fee-simple interest in a Social Security Administration building leased to the United States of America (the “U.S.”), located in Cocoa, Florida. The Company’s obligation to close upon the acquisition was subject to the satisfactory completion of a due diligence review of the property and other customary conditions to closing, which was completed on December 12, 2011.  The Company acquired the property on December 13, 2011.

A description of the acquisition and the property is included in Item 2.01 — Completion of Acquisition or Disposition of Assets, and is incorporated herein by reference in its entirety.

Dollar General Stores Portfolio

On December 7, 2011, the board of directors of the Company ratified the Company’s entry, through its sponsor, into purchase and sale agreements to acquire the fee-simple interest in 24 free standing Dollar General stores located in the cities identified below. The sellers of the properties are unaffiliated third parties. The sellers do not have a material relationship with the Company and none of the acquisitions are affiliated transactions. Although the Company believes that the acquisitions of the properties are probable, there can be no assurance that the acquisitions will be consummated.

Pursuant to the terms of the purchase and sale agreements, the Company’s obligation to close upon the acquisitions is subject to the satisfactory completion of a due diligence review of the properties, in addition to other customary conditions to closing. The purchase and sale agreements contain customary representations and warranties by the seller.

Each of the tenants of the properties is a wholly-owned subsidiary of Dollar General Corp. (NYSE: DG) and all of the leases are guaranteed by Dollar General Corp. The properties total approximately 228,000 rentable square feet, and the leases for the properties each have a 15-year term and a weighted average remaining term of approximately 14.6 years.  All the properties contain rental escalations of 3% commencing in the 11th year of the respective lease term. The leases are net, whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The aggregate annualized rental income for the properties will be approximately $2.2 million.

The following table provides, for each of the properties, information relating to tenants, lease commencement and termination dates, amount of lease term remaining, approximate rentable square footage and approximate annualized rental income.

Tenant	Location	Lease Commencement Date	Lease Termination Date	Lease Term Remaining (Years)	Approximate Rentable Square Footage	Approximate Annualized Rental Income
Dolgencorp, LLC	Pleasant Hill , TN	March 2011	March 2026	14.2	9,100	$ 75,700

Dolgencorp, LLC	Lyford, TX	August 2010	August 2025	13.7	9,100	$ 78,100

Dolgencorp, LLC	Minong, WI	January 2011	January 2026	14.1	9,100	$ 74,900

Dolgencorp, LLC	Tuscaloosa, AL	July 2011	July 2026	14.6	9,100	$ 85,300

Dolgencorp, LLC	Solon Springs, WI	July 2011	July 2026	14.6	9,100	$ 74,500

Dolgencorp, LLC	Mellen, WI	July 2011	July 2026	14.6	9,100	$ 77,300

Dolgencorp, LLC	Greenfield, OH	December 2011	December 2026	15.0	9,100	$ 106,500

Dolgencorp, LLC	St. Clair, MO	April 2011	April 2026	14.3	9,100	$ 106,200

Dolgencorp, LLC	Grand Ridge, FL	December 2009	December 2024	13.0	9,100	$ 73,800

Dolgencorp, LLC	Monroeville, TN	November 2011	October 2026	14.9	9,000	$ 76,500

Dolgencorp, LLC	West Monroe, LA	January 2012	December 2026	15.0	9,000	$ 97,700

Dolgencorp, LLC	Lake Charles, LA	January 2012	December 2026	15.0	9,000	$ 97,600

Dolgencorp, LLC	Fayetteville, NC	April 2011	April 2026	14.5	9,000	$ 76,800

Dolgencorp, LLC	Ocean Isle Beach, NC	March 2011	March 2026	14.4	9,000	$ 95,000

Dolgencorp, LLC	Vass, NC	June 2011	June 2026	14.7	9,000	$ 74,500

Dolgencorp, LLC	Danville, VA	May 2011	May 2026	14.6	9,100	$ 79,000

Dolgencorp, LLC	Hopewell, VA	August 2011	August 2026	14.8	9,100	$ 125,600

Dolgencorp, LLC	Chesterfield, VA	November 2011	November 2026	15.0	9,100	$ 94,700

Dolgencorp, LLC	Hot Springs, VA	August 2011	August 2026	14.8	9,000	$ 92,400

Dolgencorp, LLC	Mt. Hermon, LA	September 2011	September 2026	15.0	9,000	$ 90,900

Dolgencorp, LLC	Richwood, LA	June 2011	June 2026	14.7	9,000	$ 93,500

Dolgencorp, LLC	Choudrant, LA	November 2011	November 2026	15.0	9,000	$ 80,800

Dolgencorp, LLC	Mangham, LA	November 2011	November 2026	15.0	9,000	$ 78,100

Dolgencorp, LLC	Gardner, LA	January 2012	January 2027	15.0	9,000	$ 89,700

The aggregate contract purchase price of the 24 properties to be acquired is approximately $25.3 million, exclusive of closing costs, at a capitalization rate of 8.28% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement less estimated property operating costs by the purchase price). The Company intends to fund the purchase price with proceeds from its ongoing initial public offering.  The Company may seek to obtain financing on the property post-closing.  However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Dollar General Store- Birmingham, AL

On December 12, 2011, the Company closed its acquisition of a fee-simple interest in one free standing Dollar General store located in Birmingham, Alabama. The purchase price for the property, exclusive of closing costs, was approximately $1.3 million.  The Company acquired the property though an indirect wholly owned subsidiary of its operating partnership.  The seller of the property was Tarrant GD, LLC.  The seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The property contains approximately 10,700 rentable square feet and is 100% leased to a subsidiary of Dollar General Corp. (NYSE: “DG”). Dollar General Corp. has guaranteed the tenant’s obligations under the lease. The lease has a 15-year term and expires in November 2026.  The lease contains fixed annual rental escalations of 3% beginning in year 11. The lease contains four renewal options of five years each.  The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.  The annualized rental income for the initial lease term is approximately $107,900, or $10.09 per rentable square foot.

The Company funded the acquisition of the property, exclusive of closing costs, with proceeds from the sale of its common stock.  The Company may seek to obtain financing on the property post-closing.  However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

General Service Administration – Social Security Administration Building

On December 13, 2011, the Company closed its acquisition of a fee-simple interest in a Social Security Administration building, located in Cocoa, Florida. The purchase price for the property was approximately $2.0 million, exclusive of closing costs.  The Company acquired the property though an indirect wholly owned subsidiary of its operating partnership.  The seller of the property was Hoover Property Management #1, LLC.  The seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The property contains approximately 6,300 rentable square feet and is 100% leased to the U.S., which occupies the property as the Social Security Administration. The U.S. has an investment grade credit rating as determined by major credit rating agencies.  The original lease term is 10 years with 8.2 years currently remaining.  The lease does not contain rental escalations.  The lease is a modified gross lease, whereby the tenant is required to pay a proportionate share of certain other costs associated with the property, such as property taxes, utilities, insurance and maintenance, in addition to base rent.  The annualized net operating rental income for the initial lease term is approximately $165,800, or $25.32 per rentable square foot.

The Company funded the acquisition of the property with proceeds from the sale of its common stock.  The Company may seek to obtain financing on the property post-closing.  However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

Item 9.01.    Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired (Lessees)

Set forth in this Item 9.01(a) are summary financial statements of the parent guarantor to the lessee of the Dollar General store – Birmingham, AL described under Item 2.01 of this Current Report on Form 8-K.

Dollar General Corp. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Dollar General Corp. are taken from such filings:

	For the 13 weeks ended	Year Ended
(Amounts in Thousands)	October 28, 2011 (Unaudited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)	January 30, 2009 (Audited)
Consolidated Condensed Statements of Income
Net sales	$3,595,224	$13,035,000	$11,796,380	$10,457,668
Operating profit	310,917	1,274,065	953,258	580,486
Net income	171,164	627,857	339,442	108,182

	October 28, 2011 (Unaudited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)	January 30, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$9,735,882	$9,546,222	$8,863,519	$8,889,199
Long-term obligations	2,721,061	3,287,070	3,399,715	4,122,956
Total liabilities	5,181,870	5,491,743	5,473,221	6,057,504
Total shareholders’ equity	4,554,012	4,054,479	3,390,298	2,831,695

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated December 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST III, INC.

Date: December 15, 2011	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors